Exhibit 99.1

U.S. Physical Therapy to Present at the CJS Securities, Inc. 11th Annual “New Ideas” Summer Conference

USPH Presentation Updated

HOUSTON--(BUSINESS WIRE)--August 11, 2011--U.S. Physical Therapy, Inc. (NASDAQ: USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Executive Officer, Christopher Reading, will present at the CJS Securities, Inc. 11th Annual “New Ideas” Summer Conference on Tuesday, August 16, 2011. The presentation will cover an overview of the Company. The conference is being held in White Plains, New York.

A copy of the updated presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 416 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer